EXHIBIT 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction
The following unaudited pro forma condensed consolidated financial information and explanatory notes (the “Pro Forma Financial Information”) for Chesapeake Energy Corporation and its consolidated subsidiaries (“Chesapeake”, “the Company”, “we”, “us” and “our”) gives effect to (i) our Fifth Amended Joint Chapter 11 Plan of Reorganization (the "Plan"), as described in our Quarterly Report on Form 10-Q for the period ended March 31, 2021, which became effective on February 9, 2021 (the “Effective Date”), and (ii) our application of fresh start accounting on the Effective Date. References to “Successor” relate to the results of operations of the Company subsequent to February 9, 2021, and references to “Predecessor” relate to the results of operations of the Company prior to, and including, February 9, 2021.
The Pro Forma Financial Information presented herein is provided for informational and illustrative purposes only and is not necessarily indicative of the financial results that would have been achieved had the events and transactions occurred on the dates assumed, nor is such financial data necessarily indicative of the results of operations in future periods. Adjustments are based on available information and certain assumptions that the Company believes are reasonable and supportable. The Pro Forma Financial Information should be read in conjunction with Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes included in the Form 10-Q for the period ended March 31, 2021, as well as Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes included in the 2020 Form 10-K.
The historical data provided for the year ended December 31, 2020 was derived from our audited consolidated financial statements and should be read in conjunction with the consolidated financial statements and notes included in our Annual Report on Form 10-K for the year ended December 31, 2020. The historical data provided for the Predecessor period from January 1, 2021 through February 9, 2021 and Successor period from February 10, 2021 through March 31, 2021 was derived from our unaudited condensed consolidated financial statements and notes included in our Form 10-Q for the period ended March 31, 2021.
The Pro Forma Financial Information has been prepared giving effect to the adjustments described below as if the transactions and related events (the “Emergence Transactions”) had occurred on January 1, 2020. Each of the adjustments is described in further detail below and within the notes to the unaudited pro forma condensed consolidated statement of operations. The Company has not presented herein a pro forma condensed consolidated balance sheet, as the effects of the Plan and the application of fresh start accounting are presented in the unaudited condensed consolidated balance sheet in the Company’s Form 10-Q for the period ended March 31, 2021. Thus, no further pro forma adjustments are necessary.
Our historical financial statements prior to February 9, 2021 are not comparable to our financial statements after that date due primarily to the effects of the Plan and the application of Financial Accounting Standards Board Codification Topic 852, Reorganizations (“ASC 852”), provided in accounting principles generally accepted in the United States of America (“U.S. GAAP”) with respect to entities that have emerged from bankruptcy proceedings.
Reorganization Adjustments
The Reorganization Adjustments column of the Pro Forma Financial Information gives effect to the consummation of the Plan, including the following transactions:
•On the Effective Date, we issued approximately 97,907,081 shares of common stock with a par value of $0.01 per share (the “New Common Stock”), reserved 2,092,918 shares of New Common Stock for future issuance to eligible holders of Allowed Unsecured Notes Claims and Allowed General Unsecured Claims and reserved 37,174,210 shares of New Common Stock for issuance upon exercise of the Warrants.
•Our previously outstanding common and preferred stock was canceled, released, and extinguished without any distribution.
•All amounts outstanding under the FLLO Term Loan, Second Lien Notes and all of our other unsecured senior and convertible senior notes were settled for shares of New Common Stock, Class A Warrants, Class B Warrants, and Class C Warrants.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

•We issued 11,111,111 Class A Warrants, 12,345,679 Class B Warrants and 13,717,420 Class C Warrants, that are initially exercisable for one share of New Common Stock per warrant at initial exercise prices of $27.63, $32.13 and $36.18 per share, respectively.
•Each holder of obligations under the pre-petition revolving credit facility received its pro rata share of the new reserve-based exit facility loans (the "Exit Credit Facility") on a dollar for dollar basis. The Exit Credit Facility includes a reserve-based revolving credit facility with $1.75 billion of commitments ("Tranche A") and a non-revolving loan facility with $221 million of fully funded loans ("Tranche B").
•We issued $500 million of 5.5% Senior Notes due 2026 and $500 million of 5.875% Senior Notes due 2029 (the "New Notes"). The New Notes include a $52 million premium to reflect fair value adjustments at the date of emergence from bankruptcy.
Fresh Start Adjustments
In connection with our emergence from bankruptcy on February 9, 2021, Chesapeake qualified for and applied fresh start accounting. In applying fresh start accounting, Chesapeake allocated its reorganization value to its individual assets based on their estimated fair values. Pro forma adjustments shown within the “Fresh Start Adjustments” column of the accompanying unaudited pro forma condensed consolidated statement of operations give effect to the application of fresh start accounting assuming the Emergence Transactions had occurred on January 1, 2020.

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(IN MILLIONS)

Three Months Ended March 31, 2021
			Pro Forma Adjustments
	Historical Predecessor Period from January 1, 2021 through February 9, 2021	Historical Successor Period from February 10, 2021 through March 31, 2021	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma

Revenues and other:
Oil, natural gas and NGL	$398	$553	$—		$—		$951
Marketing	239	277	—		—		516
Oil and natural gas derivatives	(382)	46	—		—		(336)
Gains on sales of assets	5	4	—		—		9
Total revenues and other	260	880	—		—		1,140
Operating expenses:
Production	32	40	—		—		72
Gathering, processing and transportation	102	111	—		—		213
Severance and ad valorem taxes	18	24	—		—		42
Exploration	2	1	—		—		3
Marketing	237	280	—		—		517
General and administrative	21	15	—		—		36
Separation and other termination costs	22	—	—		—		22
Depreciation, depletion and amortization	72	122	—		29	(c)	223
Other operating expense (income), net	(12)	2	—		—		(10)
Total operating expenses	494	595	—		29		1,118
Income (loss) from operations	(234)	285	—		(29)		22
Other income (expense):
Interest expense	(11)	(12)	4	(a)	—		(19)
Other income	2	22	—		—		24
Reorganization items, net	5,569	—	(5,368)	(b)	(201)	(d)	—
Total other income	5,560	10	(5,364)		(201)		5
Income before income taxes	5,326	295	(5,364)		(230)		27
Income tax benefit	(57)	—	—		57	(e)	—
Net income	$5,383	$295	$(5,364)		$(287)		$27
Earnings per common share:
Basic	$550.35	$3.01					$0.28
Diluted	$534.51	$2.75					$0.25
Weighted average common shares outstanding (in thousands):
Basic	9,781	97,907					97,907
Diluted	10,071	107,159					107,159

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(IN MILLIONS)

Year Ended December 31, 2020
		Pro Forma Adjustments
	Historical Predecessor	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma

Revenues and other:
Oil, natural gas and NGL	$2,745	$—		$—		$2,745
Marketing	1,869	—		—		1,869
Oil and natural gas derivatives	596	—		—		596
Gains on sales of assets	30	—		—		30
Total revenues and other	5,240	—		—		5,240
Operating expenses:
Production	373	—		—		373
Gathering, processing and transportation	1,082	—		—		1,082
Severance and ad valorem taxes	149	—		—		149
Exploration	427	—		—		427
Marketing	1,889	—		—		1,889
General and administrative	267	—		—		267
Separation and other termination costs	44	—		—		44
Depreciation, depletion and amortization	1,097	—		(117)	(c)	980
Impairments	8,535	—		—		8,535
Other operating expense, net	80	—		—		80
Total operating expenses	13,943	—		(117)		13,826
Loss from operations	(8,703)	—		117		(8,586)
Other income (expense):
Interest expense	(331)	250	(a)	—		(81)
Gains on purchases or exchanges of debt	65	—		—		65
Other expense	(4)	—		—		(4)
Reorganization items, net	(796)	796	(b)	—		—
Total other expense	(1,066)	1,046		—		(20)
Loss before income taxes	(9,769)	1,046		117		(8,606)
Current income tax benefit	(9)	—		—		(9)
Deferred income tax benefit	(10)	—		—		(10)
Total income tax benefit	(19)	—		—		(19)
Net loss	(9,750)	1,046		117		(8,587)
Net loss attributable to noncontrolling interests	16	—		—		16
Net loss attributable to Chesapeake	(9,734)	1,046		117		(8,571)
Preferred stock dividends	(22)	—		—		(22)
Net loss available to common stockholders	$(9,756)	$1,046		$117		$(8,593)
Loss per common share:
Basic	$(998.26)					$(87.77)
Diluted	$(998.26)					$(87.77)
Weighted average common shares outstanding (in thousands):
Basic	9,773					97,907
Diluted	9,773					97,907

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation
The following unaudited pro forma condensed consolidated financial information and explanatory notes (the “Pro Forma Financial Information”) for Chesapeake Energy Corporation and its consolidated subsidiaries (“Chesapeake”, “the Company”, “we”, “us” and “our”) is provided for informational purposes only and gives effect to (i) our Fifth Amended Joint Chapter 11 Plan of Reorganization (the "Plan"), as described in our Quarterly Report on Form 10-Q for the period ended March 31, 2021, which became effective on February 9, 2021 (the “Effective Date”), and (ii) our application of fresh start accounting on the Effective Date. References to “Successor” relate to the results of operations of the Company subsequent to February 9, 2021, and references to “Predecessor” relate to the results of operations of the Company prior to, and including, February 9, 2021. Capitalized terms used but not defined in this Pro Forma Financial Information have the meaning ascribed to such terms in the Form 10-Q for the period ended March 31, 2021.
The historical data provided for the year ended December 31, 2020 was derived from our audited consolidated financial statements and should be read in conjunction with the consolidated financial statements and notes included in our Annual Report on Form 10-K for the year ended December 31, 2020. The historical data provided for the Predecessor period from January 1, 2021 through February 9, 2021 and Successor period from February 10, 2021 through March 31, 2021 was derived from our unaudited condensed consolidated financial statements and notes included in our Form 10-Q for the period ended March 31, 2021.
The unaudited pro forma condensed consolidated statements of operations do not purport to represent what the results of operations of the Company would have been had the Emergence Transactions occurred on January 1, 2020, or to project the results of operations of the Company for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable and supportable. The pro forma adjustments are directly attributable to the Emergence Transactions and are expected to have a continuing impact on the results of operations of the Company. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated statements of operations have been made. No adjustments have been made related to expected midstream savings resulting from the rejection and renegotiation of certain contracts as stipulated in the Plan.
The pro forma adjustments columns included in the accompanying unaudited pro forma condensed consolidated statements of operations represent the adjustments to the Historical Predecessor periods condensed consolidated statements of operations required to derive the pro forma results of operations of the Company for the three months ended March 31, 2021 and year ended December 31, 2020, assuming the Emergence Transactions occurred on January 1, 2020. The Company has not presented herein a pro forma condensed consolidated balance sheet, as the effects of the Plan and the application of fresh start accounting are presented in the unaudited condensed consolidated balance sheet in the Company’s Form 10-Q for the period ended March 31, 2021. Thus, no further pro forma adjustments are necessary.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

2.	Pro Forma Adjustments
Reorganization Adjustments
(a)The adjustment reflects a reduction of interest expense as a result of the Plan. On the Effective Date, the Company's previously outstanding FLLO Term Loan, Second Lien Notes and all of other unsecured senior and convertible senior notes (the "Predecessor Debt") were settled through the issuance of shares of New Common Stock, Class A Warrants, Class B Warrants, and Class C Warrants. Additionally, each holder of obligations under the pre-petition revolving credit facility received its pro rata share of the Company's new reserve-based exit facility (the "Exit Credit Facility") on a dollar for dollar basis. The Company's post-emergence exit financing consists of the Exit Credit Facility, which includes a reserve-based revolving credit facility ("Tranche A") and a non-revolving loan facility ("Tranche B"), as well as $500 million aggregate principal amount of 5.5% Senior Notes due 2026 (the "2026 Notes") and $500 million aggregate principal amount of 5.875% Senior Notes due 2029 (the "2029 Notes" and, together with the 2026 Notes, the "New Notes"). The pro forma interest expense, net reflects interest, bank fees, letter of credit fees, amortization of the New Notes' premium and amortization of debt issuance costs related to our exit financing. The interest rates applied to calculate the pro forma interest expense were the applicable rates as of the Effective Date, which include: 4.25% on Tranche B, 5.5% on the 2026 Notes and 5.875% on the 2029 Notes. At the Effective Date, borrowings of $1.271 billion were outstanding under Tranche A, Tranche B and the New Notes. As the $50 million of borrowings under Tranche A were repaid immediately after the Effective Date no pro forma interest adjustments are necessary.

Historical Predecessor Period from January 1, 2021 through February 9, 2021
Elimination of historical interest expense related to Predecessor Debt and pre-petition credit facility	$11
Pro forma interest related to the New Notes and Exit Credit Facility	(7)
Pro forma amortization of debt issuance costs related to the New Notes and Exit Credit Facility	(1)
Pro forma amortization of premium on the New Notes	1
Pro forma adjustment for interest expense	$4

Historical Predecessor Year Ended December 31, 2020
Elimination of historical interest expense related to Predecessor Debt and pre-petition revolving credit facility	$417
Elimination of historical amortization of debt issuance costs related to Predecessor Debt and pre-petition revolving credit facility	9
Elimination of net premium amortization on Predecessor Debt	(83)
Eliminate historical capitalized interest	(15)
Pro forma interest related to the New Notes and Exit Credit Facility	(76)
Pro forma amortization of debt issuance costs related to the New Notes and Exit Credit Facility	(13)
Pro forma amortization of premium on the New Notes	7
Pro forma capitalized interest	4
Pro forma adjustment for interest expense	$250

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(b)The adjustment represents the elimination of the Chapter 11 reorganization items, net for the Historical Predecessor period from January 1, 2021 through February 9, 2021 and the Historical Predecessor year ended December 31, 2020. The activity excludes the fresh start valuation adjustments described in Note 2 (d).
Fresh Start Adjustments
(c)The Company calculated a fresh start depletion rate using proved reserves valued at $4.686 billion at the Effective Date and the actual production for the Historical Predecessor period from January 1, 2021 through February 9, 2021 and the Historical Predecessor period for the year ended December 31, 2020. The Company applied new useful lives ranging from one to 39 years for other property and equipment which had a value of $499 million at the Effective Date.
(d)Represents the adjustment to eliminate the net gain on fresh start adjustments for the Historical Predecessor period from January 1, 2021 through February 9, 2021.
(e)Removes the income tax effect associated with the fair value adjustment of hedging settlements from accumulated other comprehensive income.